                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                              (Amendment No. 1 )*
                                             --

                             INTERCO INCORPORATED
- --------------------------------------------------------------------------------
                               (Name of Issuer)

                                 Common Stock
- --------------------------------------------------------------------------------
                        (Title of Class of Securities)

                                   458507100
- --------------------------------------------------------------------------------
                                (CUSIP Number)

               John F. Hartigan, Esq.   Morgan, Lewis & Bockius
                801 South Grand Avenue, Los Angeles, CA  90017
                                (213) 612-2500
- --------------------------------------------------------------------------------
(Name, Address and Telephone Number of Person Authorized to Receive Notices and
                                Communications)

                                  July 1, 1993
- --------------------------------------------------------------------------------
            (Date of Event which Requires Filing of this Statement)


If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [_].

Check the following box if a fee is being paid with the statement [_]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).
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                                  SCHEDULE 13D

CUSIP No.  458507100
          ---------------

1  NAME OF REPORTING PERSON
   S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Apollo Interco Partners, L.P.
________________________________________________________________________________
2  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                (a) [_]
                                                                    (b) [_]
________________________________________________________________________________
3  SEC USE ONLY

________________________________________________________________________________
4  SOURCE OF FUNDS*

          WC
________________________________________________________________________________
5  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS
2(d) or (E)                                                             [_]

________________________________________________________________________________
6  CITIZENSHIP OR PLACE OF ORGANIZATION

          Delaware
________________________________________________________________________________
                    7  SOLE VOTING POWER
  NUMBER OF          33,864,205 shares of Common Stock
   SHARES          _____________________________________________________________
BENEFICIALLY        8  SHARED VOTING POWER
  OWNED BY
    EACH           _____________________________________________________________
  REPORTING         9  SOLE DISPOSITIVE POWER
   PERSON            33,864,205 shares of Common Stock
    WITH           _____________________________________________________________
                    10  SHARED DISPOSITIVE POWER

- --------------------------------------------------------------------------------
11  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
           33,864,205 shares of Common Stock

________________________________________________________________________________
12  CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*  [_]

________________________________________________________________________________
13  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
           67.5%
________________________________________________________________________________
14  TYPE OF REPORTING PERSON*
           PN
_______________________________________________________________________________
                     *SEE INSTRUCTIONS BEFORE FILLING OUT!
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                                                           Page ___ of ___ Pages

                        STATEMENT PURSUANT TO RULE 13d-1

                                     OF THE

                         GENERAL RULES AND REGULATIONS

                                   UNDER THE

                  SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

       _________________________________________________________________
       _________________________________________________________________


            This Amendment No. 1 supplements and amends the Statement on Schedule on 13D dated August 3, 1992 (as so amended, the "Schedule 13D").


  Item 3. Source and Amount of Funds or Other Consideration.
  ------  -------------------------------------------------

     Item 3 is hereby amended by inserting the following at the end thereof.

            On July 1, 1993, the Reporting Person, in a brokered private transaction, purchased 1,600,871 shares of Common Stock from Tortoise Corp. at a price of $13.22 per share. The funds used to make such acquisition were provided from working capital of the Reporting Person available for investment.

  Item 5.  Interest in Securities of the Issuer.
  ------   ------------------------------------

     Item 5 is hereby amended by deleting it in its entirety and substituting the following therefor:

            (a) The Reporting Person beneficially owns an aggregate of 33,864,205 shares of Common Stock (including Warrants to purchase an additional 173,108 shares of Common Stock), or 67.5% of the outstanding Common Stock.

            (b) The number of shares of Common Stock as to which there is sole power to vote or to direct the vote, shared power to vote or to direct the vote, sole power to dispose or direct the disposition, or shared power to dispose or direct the disposition for the Reporting Persons is set forth in the cover pages and such information is incorporated herein by reference.

            (c) Except as otherwise disclosed in this Statement, the Reporting Person has not effected any transactions in shares of Common Stock during the preceding 60 days.

            (d)  Not applicable.

            (e)  Not applicable.


  Item 6.  Contracts, Arrangements, Understandings or Relationships
  ------   --------------------------------------------------------
           With Respect to the Securities of the Issuer.
           --------------------------------------------


     Item 6 is hereby amended by inserting the following at the end thereof:

            The response to Item 3 is incorporated herein by this reference.
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                                                           Page ___ of ___ Pages

                                   SIGNATURE

            After reasonable inquiry and to the best of its knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

  Dated:  July  , 1993

                       APOLLO INTERCO PARTNERS, L.P.

                       By: Apollo Investment Fund, L.P.,
                            General Partner
                       By: Apollo Advisors, L.P.,
                            Managing General Partner
                       By: Apollo Capital Management, Inc.,
                            General Partner



                       By: _________________________
                            Name:
                            Title: Vice President, Apollo Capital
                                    Management, Inc.